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                                                                      EXHIBIT 23

                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Cerner Corporation:


     We consent to the incorporation by reference in the Registration Statement No. 333-70170 on Form S-8 of Cerner Corporation of our report, dated March 7, 2003, relating to the statements of net assets available for participants of the Cerner Corporation Associate Stock Purchase Plan as of December 31, 2002 and 2001, and the related statements of changes in net assets available for participants for the year ended December 31, 2002 and the six months ended December 31, 2001.




                                  /s/ KPMG LLP




     Kansas City, Missouri
     March 26, 2003


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